Exhibit 99.1

News Release
January 29, 2021
[FHLBank Atlanta Logo]

FOR IMMEDIATE RELEASE          CONTACT: Peter E. Garuccio
Federal Home Loan Bank of Atlanta
    pgaruccio@fhlbatl.com
404.888.8143

Federal Home Loan Bank of Atlanta Declares a 3.72% Dividend for Fourth Quarter 2020

ATLANTA, January 29, 2021 – The Board of Directors of the Federal Home Loan Bank of Atlanta (FHLBank Atlanta) today approved a fourth quarter 2020 cash dividend at an annualized rate of 3.72 percent.

“Despite the continuing economic challenges presented by the COVID-19 pandemic, Federal Home Loan Bank of Atlanta ended the year on stable footing,” said FHLBank Atlanta Chair of the Board, Rick Whaley. “The board is pleased to be able to return this fourth quarter dividend to our members.”

The dividend rate is 3.50 percentage points over the daily average three-month LIBOR yield for the fourth quarter of 2020, and 3.63 percentage points over the daily average Secured Overnight Financing Rate, also known as SOFR, for the fourth quarter of 2020. The dividend will be calculated based on shareholders’ capital stock held during that period. The dividend will be credited to shareholders’ daily investment accounts at the close of business on February 2, 2021.

If you have questions, please contact FHLBank Atlanta’s Funding Desk at 1.800.536.9650, ext. 8011.

About FHLBank Atlanta
FHLBank Atlanta offers competitively-priced financing, community development grants, and other banking services to help member financial institutions make affordable home mortgages and provide economic development credit to neighborhoods and communities. The Bank’s members—its shareholders and customers—are commercial banks, credit unions, savings institutions, community development financial institutions, and insurance companies located in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. FHLBank Atlanta is one of 11 district banks in the Federal Home Loan Bank System. Since 1990, the FHLBanks have awarded approximately $6.6 billion in Affordable Housing Program funds, assisting more than 957,000 households.

For more information, visit our website at www.fhlbatl.com.

Some of the statements made in this announcement are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Bank's control, and which may cause the Bank's actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by the forward-looking statements.

The forward-looking statements may not be realized due to a variety of factors, including without limitation any one or more of the following factors: the impact of the COVID-19 pandemic on the Bank, its employees, members and counterparties, or on the capital markets and the U.S. economy, which impact is evolving and unknowable at this time and could include impacts to the Bank’s operations, liquidity, profitability, financial condition, and results of operations and dividend. Additional factors

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include legislative, regulatory and accounting actions, changes, approvals or requirements; uncertainties relating to the potential phase-out of LIBOR; future economic and market conditions (including the housing market); changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates; changes in prepayment speeds, default rates, delinquencies, and losses on mortgage-backed securities; volatility of market prices, rates and indices that could affect the value of financial instruments; changes in credit ratings and/or the terms of derivative transactions; changes in product offerings; political, national, and world events, including the impact and results of upcoming U.S. national elections; disruptions in information systems; membership changes; and adverse developments or events affecting or involving other Federal Home Loan Banks or the FHLBank System in general. Additional factors that might cause the Bank's results to differ from these forward-looking statements are provided in detail in the Bank’s filings with the SEC, which are available at www.fhlbatl.com and www.sec.gov.

New factors may emerge, and it is not possible for us to predict the nature of each new factor, or assess its potential impact, on our business and financial condition. Given these uncertainties, we caution you not to place undue reliance on forward-looking statements. These statements speak only as of the date that they are made, and the Bank has no obligation and does not undertake to publicly update, revise, or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as may be required by law.

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